Exhibit 10.3

AMENDMENT TO AGREEMENT

THIS AMENDMENT TO AGREEMENT (the “Amendment”) is made by and between Bank of America Corporation, a Delaware corporation (“Bank of America”), and Brian T. Moynihan (“Executive”).

Statement of Purpose

On October 26, 2005, Bank of America and Executive entered into an Agreement Regarding Participation in the FleetBoston Supplemental Executive Retirement Plan (the “SERP Agreement”) pursuant to which Executive’s participation in the FleetBoston Financial Corporation Supplemental Executive Retirement was frozen. This Amendment corrects a typographical error in the SERP Agreement as originally executed.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, Bank of America and Executive do hereby agree that the SERP Agreement is amended by replacing the words “per month” that appear in Section 2 of the SERP Agreement entitled “Amount of Frozen SERP Benefit as of December 31, 2005” with the words “per year.”

IN WITNESS WHEREOF, Bank of America has caused this instrument to be executed by its duly authorized officer, and Executive has hereunto set his hand, all on the 1st day of November, 2005. This Amendment is executed in multiple originals, each of which shall be deemed an original hereof, and may be executed in multiple counterparts

BANK OF AMERICA CORPORATION

By:	/s/ J. Steele Alphin
J. Steele Alphin, Corporate Personnel Executive

“Bank of America”

By:	/s/ Brian T. Moynihan
Brian T. Moynihan
“Executive”